UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 7, 2024

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Allbirds, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-40963	47-3999983
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

730 Montgomery Street
San Francisco, CA 94111
(Address of principal executive offices, including zip code)

(628) 225-4848
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value	BIRD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02     Results of Operations and Financial Condition.
On March 12, 2024, Allbirds, Inc. (the “Company”) reported financial results and business highlights for the quarter and fiscal year ended December 31, 2023. A copy of this press release (the “Earnings Press Release”) is furnished as Exhibit 99.1 to this Current Report on Form 8-K (the “Current Report”) and is incorporated by reference.
The information in this Item 2.02 of this Current Report (including Exhibit 99.1) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 7, 2024, Joseph Zwillinger, the President, Chief Executive Officer and Secretary of the Company informed the Company’s Board of Directors (the “Board”) of his intention to transition from his role as President, Chief Executive Officer and Secretary, effective March 15, 2024.

On March 9, 2024, the Board appointed Joe Vernachio, the Company’s current Chief Operating Officer, to serve as President, Chief Executive Officer and Secretary of the Company, effective March 15, 2024. Mr. Vernachio was also appointed to the Board, effective March 15, 2024, and will serve as a Class II director and will stand for reelection at the 2026 annual meeting of stockholders.

Mr. Zwillinger will continue serving as a member of the Board and will serve as an advisor to the Company through December 31, 2024.

Mr. Vernachio, 59, served as the Company’s Chief Operating Officer since June 2021. From April 2017 to May 2021, Mr. Vernachio served as President of Mountain Hardwear, Inc., an outdoor apparel, equipment, and accessories company, where he led all aspects of Mountain Hardwear’s global business, including brand positioning, go-to-market strategies, and execution across all distribution channels. From March 2011 to March 2017, Mr. Vernachio served in several roles at The North Face, an outdoor products company and subsidiary of VF Corporation, including most recently as Vice President of Global Product from July 2012 to March 2017, in which role he oversaw the brand’s apparel, footwear, and equipment across all regions. Mr. Vernachio holds an A.S. in Forest Sciences and Biology from Paul Smith’s College.

Joe Vernachio Offer Letter and Compensation Arrangement

On March 9, 2024, the Company entered into an Offer Letter with Mr. Vernachio (the “Offer Letter”). Under the terms of the Offer Letter, Mr. Vernachio will receive an annual base salary of $500,000 and will be eligible to receive an annual, performance-based cash bonus with a target cash bonus opportunity of 80% of Mr. Vernachio’s annual base salary. Any actual annual performance bonus amount will be based upon the Board’s good faith assessment of Mr. Vernachio’s and the Company’s attainment of performance goals established by the Board in its reasonable discretion.

The Management Compensation and Leadership Committee of the Board has approved the grant to Mr. Vernachio on March 15, 2024 (the “Grant Date”), of (i) an award of restricted stock units with a grant date value of $600,000 (the “RSU Award”), and (ii) an award of performance-based restricted stock units with a grant date value of $600,000 (the “PSU Award” and such units, “PSUs”), in each case pursuant to the Company’s 2021 Equity Incentive Plan and standard forms of award agreements thereunder.

The RSU Award will become eligible to vest based on Mr. Vernachio’s continuous services to the Company. 1/12th of the shares underlying the RSU Award will vest on the three-month anniversary of the Grant Date, and the remaining shares underlying the RSU Award will vest in 11 equal quarterly installments on each vesting date thereafter, subject to Mr. Vernachio’s continuous service as of each such vesting date. The Company’s vesting dates are March 1st, June 1st, September 1st, and December 1st. The dollar value of the RSU Award will be converted into a number of shares of the Company’s Class A common stock (“Common Stock,” and shares of Common Stock, the “Shares”) by dividing (i) the value of the RSU Award, by (ii) the average closing price of Shares on the Nasdaq Stock Market for the 30 trading days immediately prior to the Grant Date.

The PSU Award will become eligible to vest upon the attainment of certain stock price goals, as described below. None of the PSUs vest purely based on continued employment. The dollar value of the PSU Award will be converted into a number of Shares of Common Stock by dividing (i) the value of the PSU Award, by (ii) the average closing price of Shares on the Nasdaq Stock Market for the 30 trading days immediately prior to the Grant Date.

The PSUs are eligible to vest based on the Company’s stock price performance over a three-year performance period beginning on March 15, 2024 (the “Grant Date”) and ending March 15, 2027. The PSUs are divided into two tranches. Each tranche is eligible to vest based on the achievement of a stock price goal (each, a “Company Stock Price Target”), measured based on the average of the closing prices of the Common Stock over a consecutive 30 trading day period during the performance period as set forth below. This measurement period is designed to reward Mr. Vernachio only if the Company achieves sustained growth in the Company’s stock price.

The following table shows a summary of each tranche, including the percentage of PSUs eligible to vest per tranche and the applicable Company Stock Price Target.

Tranche	Company Stock Price Target	Percentage of PSUs eligible to vest
1	$2.00	50% of PSUs
2	$3.00	50% of PSUs

Upon achievement of a Company Stock Price Target, the PSUs in the applicable tranche will vest 50% upon the certification of achievement by the Management Compensation and Leadership Committee of the Board and 50% on the one year anniversary of such certification, subject in each case to Mr. Vernachio’s continued service as CEO through the applicable vesting date.

If the average closing price of the Common Stock fails to reach the Company Stock Price Target for a particular tranche of the PSUs over a consecutive 30 trading day period during the performance period, or if Mr. Vernachio terminates service to the Company as CEO before achieving the Company Stock Price Target, no portion of that tranche will vest and unearned shares are forfeited. The Company Stock Price Targets and number of Shares underlying the PSUs will be adjusted to reflect any stock splits, stock dividends, combinations, reorganizations, reclassifications, or similar event under the Company’s 2021 Equity Incentive Plan.

In the event of a change in control (as such term is defined in the Company’s 2021 Equity Incentive Plan) of the Company before the end of the performance period, the price in the change in control will be used to determine performance versus the Company Stock Price Targets for each tranche. For each tranche, if the change in control price exceeds the respective tranche’s Company Stock Price Target, all PSUs subject to that tranche shall be earned. PSUs earned based on the change in control price will vest immediately prior to the closing of the change in control and any unearned PSUs will be forfeited.

In the event of the termination of Mr. Vernachio’s employment as CEO for any reason, any portion of the PSUs associated with a Company Stock Price Target that has not been achieved will be forfeited to the Company upon Mr. Vernachio’s termination as CEO.

Pursuant to the terms of the Offer Letter, Mr. Vernachio’s employment is at will and may be terminated at any time by the Company or Mr. Vernachio.

Mr. Vernachio is eligible to receive severance benefits under the terms of the Company’s Severance and Change in Control Plan (the “Severance Plan”). A description of the Severance Plan is included in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 28, 2022.

Mr. Vernachio was not selected as an officer nor appointed as a director pursuant to any arrangements or understandings with the Company or with any other person, and there are no related party transactions between the Company and Mr. Vernachio that would require disclosure under Item 404(a) of Regulation S-K.

The foregoing description of the Offer Letter is qualified in its entirety by reference to the full text of the Offer Letter, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Joseph Zwillinger Transition and Special Advisor Agreement

On March 8, 2024, the Company entered into a Transition and Special Advisor Agreement with Mr. Zwillinger (the “Transition Agreement”) in connection with his executive transition. Pursuant to the Transition Agreement, Mr. Zwillinger will serve as a non-employee advisor to the Company starting on May 20, 2024 (the “Transition Date”) and through December 31, 2024. Mr. Zwillinger will receive cash payments in the gross amount of $187,500, less applicable withholdings, which will be paid in seven equal monthly installments following the Transition Date. The Company will also pay directly to the carrier the full amount of COBRA premiums for continued group health plan coverage for Mr. Zwillinger and his spouse and/or dependents through December 31, 2024.

The equity awards held by Mr. Zwillinger immediately prior to the Transition Date that are subject to time-based vesting will continue to vest pursuant to their original award agreements so long as Mr. Zwillinger remains a “service provider” (as defined in the Company’s 2021 Equity Incentive Plan) to the Company as a member of the Board through the applicable vesting date.

However, any equity awards held by Mr. Zwillinger immediately prior to the Transition Date that are subject (in whole or in part) to performance-based vesting will vest only if and to the extent the performance goals specified in the applicable award agreement are achieved prior to the date on which Mr. Zwillinger ceases to be a “service provider” (as defined in the Company’s 2021 Equity Incentive Plan) to the Company as a member of the Board, in addition to any time-based requirements.

The foregoing description of the Transition Agreement is qualified in its entirety by reference to the full text of the Transition Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
10.1	Offer Letter between Allbirds, Inc. and Joseph Vernachio, dated March 9, 2024
10.2	Transition and Special Advisor Agreement between Allbirds, Inc. and Joseph Zwillinger, dated March 8, 2024
99.1	Earnings Press Release, dated March 12, 2024
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allbirds, Inc.
Dated: March 12, 2024
	By:	/s/ Joseph Zwillinger
Joseph Zwillinger
Chief Executive Officer